UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2006

Curis, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-30347	04-3505116

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Moulton Street, Cambridge, MA	02138

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 503-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On March 16, 2006, the Audit Committee of the Board of Directors of Curis, Inc. determined, following a routine review by the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005, that Curis will restate its financial results for 2003, 2004 and for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005. The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Reports on Form 10-Q for March 31, 2005, June 30, 2005 and September 30, 2005 and all related earnings releases and similar communications relating to those financial periods should no longer be relied upon. In addition, the Company’s previously issued earnings release for the fourth quarter and year ended December 31, 2005 should also no longer be relied upon. The restatement relates to amounts that have already been fully collected, and does not impact cash or cash flows from operations.

The restatement primarily relates to the Company’s revenue recognition accounting for $7,509,000 in license and maintenance fee payments paid by Genentech as part of the June 2003 Hedgehog antagonist collaboration between the parties. From fiscal year 2003 through the third quarter of 2005, the Company had recognized $2,239,000 in license fee revenue related to these payments. Following discussions with the SEC, Curis has determined it should not have recognized any of this revenue. Instead, Curis will defer the $7,509,000 in license and maintenance fee payments and recognize it only when the Company can reasonably estimate when its contractual steering committee obligations will cease or after it no longer has contractual steering committee obligations under this agreement with Genentech. The contractual term of the Company’s steering committee obligations extends for as long as Hedgehog antagonist products subject to this collaboration are being developed or commercialized by either of the parties. Accordingly, the contractual term of the Company’s steering committee obligations is indefinite and the Company expects that it will not record any revenue related to these payments for at least several years.

The Company had been recognizing revenue in connection with the $7,509,000 in payments over an eight-year period based on the Company’s estimate that its participation on the steering committees would become inconsequential after the first product was approved in each of the two programs covered under this collaboration, and would therefore no longer represent a performance obligation.

During this same period from fiscal year 2003 through the third quarter of 2005, the Company recorded $345,000 as research and development expenses for the amortization of $410,000 in license fees that were payable by the Company to university licensors as a result of the June 2003 Genentech collaboration. The Company has determined that it should not have amortized this expense, but instead should have recognized the $410,000 immediately as expense in June 2003.

In connection with the restatement, the Company will also correct other previously identified immaterial errors which had previously been corrected through a cumulative adjustment to the financial statements in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005. The restatement will allocate the adjustment among the correct periods. The Company expects that the effect to previously recorded license fee revenues, research and development expenses, and net income (loss) of the restatement, which is not yet complete and is subject to audit or review by the Company’s independent registered public accountants, PricewaterhouseCoopers LLP, will be as follows:

	(Unaudited)
	Nine Months Ended September 30, 2005
		Year-ended December 31,
		2004	2003
Decrease to license fee revenues	$(340,000)	$(1,229,000)	$(670,000)
(Decrease)/increase to research and development expense	(238,000)	(84,000)	387,000

Increase to net loss	(102,000)	(1,145,000)	(1,057,000)
Previously reported net loss before adjustments	(13,419,000)	(13,904,000)	(11,623,000)
Percent variation from previously reported loss before adjustments	0.8%	8.2%	9.1%

	(Unaudited)
	Quarter Ended

	March 31, 2005	June 30, 2005	September 30, 2005
(Decrease)/increase to license fee revenues	$(273,000)	$(273,000)	$206,000
Decrease to research and development expense	(12,000)	(97,000)	(129,000)

(Increase)/decrease to net loss	(261,000)	(176,000)	335,000
Previously reported net loss before adjustments	(5,113,000)	(4,675,000)	(3,631,000)
Percent variation from previously reported loss before adjustments	5.1%	3.8%	(9.2%)

	(Unaudited)
	Quarter Ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
Decrease to license fee revenues	$(310,000)	$(310,000)	$(311,000)	$(298,000)
(Decrease)/increase to research and development expense	(11,000)	(93,000)	36,000	(16,000)

Increase to net loss	(299,000)	(217,000)	(347,000)	(282,000)
Previously reported net loss before adjustments	(4,038,000)	(4,301,000)	(3,906,000)	(1,659,000)
Percent variation from previously reported loss before adjustments	7.4%	5.0%	8.9%	17.0%

	(Unaudited)
	Quarter Ended
	March 31, 2003	June 30, 2003	September 30, 2003	December 31, 2003
Decrease to license fee revenues	N/A	$(13,000)	$(346,000)	$(310,000)
(Decrease)/increase to research and development expense	N/A	409,000	(12,000)	(10,000)

Increase to net loss	N/A	(422,000)	(334,000)	(300,000)
Previously reported net loss before adjustments	N/A	(5,039,000)	4,550,000	(6,936,000)
Percent variation from previously reported loss before adjustments	N/A	8.4%	(7.3%)	4.3%

The Company expects that, as an effect of the restatement, previously recorded deferred revenues in the Company’s consolidated balance sheets will change as set forth in the table below. The amounts below are subject to audit or review by PricewaterhouseCoopers LLP.

	(Unaudited)
	September 30, 2005	December 31, 2004	December 31, 2003
Increase (decrease) in deferred revenues	$2,239,000	$408,000	$(4,821,000)

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 15, 2005, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2004. However, in consideration of the restatement described above, management is reevaluating its conclusion on the effectiveness of internal control over financial reporting as of December 31, 2004. In addition, management has not yet completed its evaluation of internal control over financial reporting as of December 31, 2005.

As management completes its evaluation of internal control over financial reporting as of December 31, 2005 and its reevaluation of its conclusion on the effectiveness of internal control over financial reporting as of December 31, 2004, it is possible that one or more control deficiencies may individually, or in the aggregate, constitute one or more material weaknesses as of December 31, 2004 and/or December 31, 2005. The existence of one or more material weaknesses would preclude a conclusion by management that the Company’s internal control over financial reporting was effective as of the respective date.

The Company’s audit committee has discussed the matters pertaining to the restatement with PricewaterhouseCoopers LLP.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date: March 17, 2006	By:	/S/ MICHAEL P. GRAY
Michael P. Gray Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 17, 2006.